Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 11, 2021, except as to the third paragraph of Note 16, which is as of February 6, 2022, with respect to the consolidated financial statements of Savers Value Village, Inc. (formerly known as S-Evergreen Holding LLC), included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boise, Idaho

February 6, 2022

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated October 11, 2021, except as to the third paragraph of Note 16, which is as of February 6, 2022, with respect to the consolidated financial statements of S-Evergreen Corp., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boise, Idaho

February 6, 2022